UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐     Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐     Definitive Proxy Statement

☒     Definitive Additional Materials

☐     Soliciting Material Pursuant to Rule §240.14a-12

NV5 GLOBAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NV5 Global, Inc.
200 South Park Road, Suite 350
Hollywood, Florida 33021
Telephone: (954) 495-2112

April 11, 2019

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of NV5 Global, Inc., a Delaware corporation, on Saturday, June 8, 2019 at 9:00 a.m., local time. The meeting will be held at the Red Rock Casino Resort & Spa located at 11011 W Charleston Blvd., Las Vegas, Nevada 89135.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials primarily over the Internet. We believe that it will expedite stockholders’ receipt of proxy materials, lower costs and reduce the environmental impact of distributing proxy materials for our annual meeting. As of April 11, 2019, we have commenced mailing to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our 2019 Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 29, 2018 (the “2018 Annual Report”), over the Internet. The Notice also includes instructions on how you can receive a paper copy of the proxy materials by mail. If you receive your annual meeting materials by mail, the Notice of 2019 Annual Meeting of Stockholders, 2019 Proxy Statement, 2018 Annual Report and proxy card will be enclosed. If you receive your proxy materials via e-mail, the e-mail will contain voting instructions and links to the 2018 Annual Report and 2019 Proxy Statement on the Internet, both of which are available at http://www.edocumentview.com/NVEE.

The matters to be acted upon are described in the Notice of 2019 Annual Meeting of Stockholders and 2019 Proxy Statement. Following the formal business of the meeting, we will report on our operations and respond to questions from stockholders.

Whether or not you plan to attend this year’s annual meeting, your vote is very important and we encourage you to vote promptly. After reading the 2019 Proxy Statement, please promptly mark, sign and date the enclosed proxy card and return it by following the instructions on the proxy card or voting instruction card or vote by telephone or by Internet. If you attend the annual meeting, you will, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We look forward to seeing you at the annual meeting.

Sincerely,

/s/ Dickerson Wright

Dickerson Wright
Chairman and Chief Executive Officer

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	9:00 a.m., local time, on Saturday, June 8, 2019.

Place:	The Red Rock Casino Resort & Spa located at 11011 W Charleston Blvd., Las Vegas, Nevada 89135.

Items of Business:	(1) To elect seven Directors to hold office until the next annual meeting and until their respective successors are elected and qualified.

(2) To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2019.

(3) To conduct a non-binding advisory vote to approve the compensation paid to the Company’s named executive officers (the “Say on Pay Proposal”).

(4) To conduct a non-binding advisory vote to determine the frequency of the non-binding advisory vote on executive compensation (the “Say on Pay Frequency Proposal”).

(5) To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Adjournments and Postponements:

Any action on the items of business described above may be considered at the 2019 Annual meeting of stockholders (the “2019 Annual Meeting”) at the time and on the date specified above or at any time and date to which the 2019 Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote at the 2019 Annual Meeting and any adjournments or postponements thereof if you were a stockholder at the close of business on Wednesday, April 10, 2019 (the “Record Date”).

Meeting Admission:

You are entitled to attend the 2019 Annual Meeting only if you were a stockholder of NV5 Global, Inc. as of the close of business on the Record Date or hold a valid proxy to vote at the 2019 Annual Meeting. You should be prepared to present photo identification for admittance.

Voting:

Your vote is very important. Whether or not you plan to attend the 2019 Annual Meeting, we encourage you to read the 2019 Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the enclosed proxy card.

List of Stockholders:

For ten days prior to the 2019 Annual Meeting, a complete list of stockholders entitled to vote at such meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 200 South Park Road, Suite 350, Hollywood, Florida 33021.

Recommendation of the Board of Directors:	The Board of Directors of NV5 Global, Inc. recommends a vote “FOR” Proposals 1, 2, and 3 and a vote for every “Two Years” for Proposal 4.

By order of the Board of Directors,

/s/ MaryJo O’Brien

MaryJo O’Brien
Corporate Secretary

April 11, 2019

IMPORTANT: Please mark, date and sign the enclosed proxy card and promptly return it in the accompanying postage-paid envelope or vote by telephone or by Internet to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SATURDAY, JUNE 8, 2019: Our 2019 Proxy Statement is enclosed. Financial and other information concerning NV5 Global, Inc. is contained in our Annual Report to Stockholders for the fiscal year ended December 29, 2018 (“2018 Annual Report”). A complete set of proxy materials relating to our 2019 Annual Meeting, consisting of the Notice of 2019 Annual Meeting of Stockholders, 2019 Proxy Statement, proxy card and 2018 Annual Report, is available on the Internet and may be viewed at http://www.edocumentview.com/NVEE.

200 South Park Road, Suite 350
Hollywood, Florida 33021

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2019 Annual MEETING

Proxy Materials

Why am I receiving these materials?

The Board of Directors (the “Board”) of NV5 Global, Inc. (the “Company” or “NV5”) has made these proxy materials available to you on the Internet, or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at the Company’s 2019 Annual meeting of stockholders (the “2019 Annual Meeting”), which will take place on Saturday, June 8, 2019 at 9:00 a.m., local time, at the Red Rock Casino Resort & Spa located at 11011 W Charleston Blvd., Las Vegas, Nevada 89135. As a stockholder, you are invited to attend the 2019 Annual Meeting and are requested to vote on the proposals described in this 2019 Proxy Statement (the “2019 Proxy Statement”). This 2019 Proxy Statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

What is included in these materials?

The proxy materials include:

●	our 2019 Proxy Statement for the 2019 Annual Meeting;

●	our annual report to stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 29, 2018 (the “2018 Annual Report”); and

●	the proxy card or a voting instruction card for the 2019 Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this 2019 Proxy Statement and our 2018 Annual Report, to our stockholders by providing access to such documents over the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

How can I access the proxy materials over the Internet?

The Notice of Internet Availability, proxy card or voting instructions card will contain instructions on how to:

●	access and view our proxy materials for the 2019 Annual Meeting over the Internet; and

●	how to vote your shares.

If you choose to receive our future proxy materials electronically, it will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials electronically, you will receive an e-mail next year with instructions containing a link to the website where those materials are available. Your election to receive proxy materials electronically will remain in effect until you terminate it.

How may I obtain a paper copy of the proxy materials?

Stockholders receiving a Notice of Internet Availability will find instructions in that notice about how to obtain a paper copy of the proxy materials. Stockholders receiving a Notice of Internet Availability by e-mail will find instructions in that e-mail about how to obtain a paper copy of the proxy materials. Stockholders who have previously submitted a standing request to receive paper copies of our proxy materials will receive a paper copy of the proxy materials by mail.

What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record in certificate form and in book-entry form.

If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice of 2019 Annual Meeting of Stockholders, 2019 Proxy Statement and 2018 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of 2019 Annual Meeting of Stockholders, 2019 Proxy Statement and 2018 Annual Report, or if you hold stock of the Company in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Corporate Secretary of the Company by sending a written request to NV5 Global, Inc., Corporate Secretary, 200 South Park Road, Suite 350, Hollywood, Florida 33021, or by calling (954) 495-2112.

If you participate in householding and wish to receive, free of charge, a separate copy of the Notice of 2019 Annual Meeting of Stockholders, 2019 Proxy Statement and 2018 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Corporate Secretary of the Company, as set forth above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Voting Information

What items of business will be voted on at the 2019 Annual Meeting?

The items of business scheduled to be voted on at the 2019 Annual Meeting are:

1.	To elect seven Directors to hold office until the next annual meeting and until their respective successors are elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2019.

3.	To conduct a non-binding advisory vote to approve the compensation paid to the Company’s named executive officers (the “Say on Pay Proposal”).

4.	To conduct a non-binding advisory vote to determine the frequency of the non-binding advisory vote on executive compensation (the “Say on Pay Frequency Proposal”).
5.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

We will also consider any other business that properly comes before the 2019 Annual Meeting.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares:

●	“FOR” the election of each of the nominees for Director listed in Proposal No. 1.

●	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2019.

●	“FOR” the non-binding advisory vote to approve the compensation of our named executive officers.

●	“FOR” every “Two Years” for the Say on Pay Frequency Proposal.

Who is entitled to vote at the 2019 Annual Meeting?

Only stockholders of record at the close of business on Wednesday, April 10, 2019 (the “Record Date”) will be entitled to vote at the 2019 Annual Meeting. As of the Record Date, 12,565,115 shares of the Company’s common stock were outstanding and entitled to vote. Each share of our common stock outstanding on the Record Date is entitled to one vote on each of the seven Director nominees and one vote on each other matter.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the 2019 Annual Meeting will be available at the 2019 Annual Meeting. We will also make a list of these stockholders available for ten days prior to the 2019 Annual Meeting between the hours of 9:00 a.m. and 4:30 p.m., local time, at our principal executive offices at 200 South Park Road, Suite 350, Hollywood, Florida 33021. If you would like to examine the list for any purpose germane to the 2019 Annual Meeting prior to the meeting date, please contact our Corporate Secretary.

How can I vote if I own shares directly?

Most stockholders do not own shares registered directly in their name, but rather are “beneficial holders” of shares held in a stock brokerage account or by a bank or other nominee (that is, shares held “in street name”). Those stockholders should refer to “How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?” below for instructions regarding how to vote their shares.

If, however, your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. You may vote in the following ways:

●

By Mail: Votes may be cast by mail, as long as the proxy card or voting instruction card is delivered in accordance with its instructions prior to 4:00 p.m., Eastern Time, on Friday, June 9, 2019. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

●	In Person: Attend the 2019 Annual Meeting and vote your shares in person.

●	By Phone or Internet: Stockholders may vote by phone or Internet by following the instructions included in the proxy card they received.

Whichever method you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions.

If you vote by mail without giving specific voting instructions, your shares will be voted:

●	“FOR” Proposal No. 1 – Election of the seven Director nominees named herein to the Board of Directors.

●	“FOR” Proposal No. 2 – Ratification of the appointment of our independent registered public accounting firm.

●	“FOR” Proposal No. 3 – The non-binding advisory vote to approve the compensation of our named executive officers.

●	“FOR” every “Two Years” for Proposal No. 4 – The Say on Pay Frequency Proposal.

If no specific instructions are given, the shares will be voted in accordance with the recommendation of our Board and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and your broker or nominee is considered the “stockholder of record” with respect to those shares. Your broker or nominee should be forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the 2019 Annual Meeting unless you obtain a legal proxy from your brokerage firm or bank. However, since you are not the stockholder of record, you may not vote these shares in person at the 2019 Annual Meeting. If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of stock issued and outstanding as of the Record Date, represented in person or by proxy, is necessary to constitute a quorum for the transaction of business at the 2019 Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you vote in person at the 2019 Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed
No. 1 - Election of Directors	Director nominees receiving the highest number of “FOR” votes	No
No. 2 - Ratification of Appointment of Deloitte & Touche LLP	Majority vote of shares present and entitled to vote in person or by proxy	Yes
No.3 - Say on Pay Proposal	Majority vote of shares present and entitled to vote in person or by proxy	No
No. 4 – Say on Pay Frequency Proposal	Plurality of votes cast	No

For the election of Directors, the seven Director nominees who receive the highest number of “FOR” votes will be elected as Directors. You may vote “FOR” or “WITHHOLD” with respect to each Director nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. The ratification of the appointment Deloitte & Touche LLP requires the affirmative vote of a majority of the shares present and entitled to vote either in person or by proxy. The Say on Pay Proposal will be approved if the votes cast “For” the proposal exceed the votes cast “Against” the proposal. While this advisory vote on executive compensation is non-binding, the Board of Directors and the Compensation and Nominating Committee will review the voting results and seek to determine the cause or causes of any significant negative voting result. Abstentions and broker non-votes will not be counted as votes cast and accordingly, will not have an effect on this Proposal No. 3. The Say on Pay Frequency Proposal will be approved by a plurality of the votes cast for one of the choices presented. For purposes of the vote on this resolution, broker non-votes and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although all shares for which proxies have been given will be considered present for the purpose of determining the presence of a quorum.

What is the effect of abstentions and broker non-votes?

Shares not present at the meeting and shares voted “WITHHOLD” will have no effect on the election of Directors. For the ratification of the appointment of Deloitte & Touche LLP, abstentions will have the same effect as an “AGAINST” vote. Abstentions and broker non-votes will not be counted as votes cast and accordingly, will not have an effect on the Say on Pay Proposal. For purposes of the vote on the Say on Pay Frequency Proposal, broker non-votes and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although all shares for which proxies have been given will be considered present for the purpose of determining the presence of a quorum. If you are a beneficial owner and hold your shares in “street name” in an account at a bank or brokerage firm, it is critical that you cast your vote if you want it to count in the election of Directors. Under the rules governing banks and brokers who submit a proxy card with respect to shares held in “street name,” such banks and brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the ratification of auditors. Non-routine matters include the election of Directors. Banks and brokers may not vote on the election of Directors proposal if you do not provide specific voting instructions. Accordingly, we encourage you to vote promptly, even if you plan to attend the 2019 Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Can I change my vote or revoke my proxy?

Subject to any rules and deadlines your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the 2019 Annual Meeting. If you are a stockholder of record, you may change your vote by (1) delivering to the Company’s Corporate Secretary, prior to your shares being voted at the 2019 Annual Meeting, a written notice of revocation dated later than the prior proxy card relating to the same shares, (2) delivering a valid, later-dated proxy in a timely manner, (3) attending the 2019 Annual Meeting and voting in person (although attendance at the 2019 Annual Meeting will not, by itself, revoke a proxy), or (4) voting again via phone or Internet at a later date.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee, or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the 2019 Annual Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by the Company’s Corporate Secretary prior to the taking of the vote at the 2019 Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to the Company’s Corporate Secretary.

Who will count the votes?

Our Corporate Secretary and Chief Financial Officer will tabulate the votes and act as inspectors of election.

Where can I find the voting results of the 2019 Annual Meeting?

We intend to announce preliminary voting results at the 2019 Annual Meeting and publish final results in a Current Report on Form 8-K report to be filed with the SEC within four business days of the 2019 Annual Meeting.

 Attending the 2019 Annual Meeting

How can I attend the 2019 Annual Meeting?

You are entitled to attend the 2019 Annual Meeting only if you were a stockholder of the Company as of the Record Date. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you must also provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or other similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2019 Annual Meeting. For security reasons, you and your bags may be subject to search prior to your admittance to the meeting.

What happens if additional matters are presented at the 2019 Annual Meeting?

If any other matters are properly presented for consideration at the 2019 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2019 Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the 2019 Annual Meeting.

Who will bear the cost of soliciting votes for the 2019 Annual Meeting?

The Company will bear the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you access the proxy materials over the Internet, you are responsible for Internet access charges you may incur. In addition, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, by electronic communications and personal solicitation by our officers, Directors and employees. No additional compensation will be paid to our officers, Directors or employees for such solicitation.

CORPORATE GOVERNANCE

Governance Information

Corporate Governance Philosophy

The business affairs of the Company are managed under the direction of our Chief Executive Officer and the oversight of our Board in accordance with the Delaware General Corporation Law, as implemented by the Company’s Amended and Restated Certificate of Incorporation and Bylaws. The fundamental role of the Board is to effectively govern the affairs of the Company in the best interests of the Company and our stockholders. The Board strives to ensure the success and continuity of our business through the selection of qualified management. It is also responsible for ensuring that the Company’s activities are conducted in a responsible and ethical manner. The Company is committed to having sound corporate governance principles.

Director Qualification Standards and Review of Director Nominees

The Nominating and Governance Committee (the “Governance Committee”) makes recommendations to the Board regarding the size and composition of the Board. The Governance Committee is responsible for screening and reviewing potential Director candidates and recommending qualified candidates to the Board for nomination. The Governance Committee considers recommendations of potential candidates from current Directors, management and stockholders. Stockholders’ nominees for Directors must be made in writing and include the nominee’s written consent to the nomination and sufficient background information on the candidate to enable the Governance Committee to assess his or her qualifications. Nominations from stockholders must be addressed and received in accordance with the instructions set forth under “Stockholder Proposals or Nominations to be Presented at Next Annual Meeting” later in this 2019 Proxy Statement in order to be included in the proxy statement relating to the next annual election of Directors.

Criteria for Board of Directors Membership

The Governance Committee is responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current size and composition of the Board. This assessment includes issues of diversity and numerous other factors, such as skills, background, experience and expected contributions in areas that are relevant to the Company’s activities. These factors, and any other qualifications considered useful by the Governance Committee, are reviewed in the context of an assessment of the perceived needs of the Board as a whole when the Governance Committee recommends candidates to the Board for nomination. As a result, the priorities and emphasis that the Governance Committee, and the Board, places on various selection criteria may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members of the Board. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Governance Committee has not established any specific minimum criteria or qualifications that a nominee must possess. In addition, the Governance Committee and the Board are committed to considering candidates for the Board regardless of gender, ethnicity and national origin. While the Company does not have a specific policy regarding diversity, when considering the nomination of Directors, the Governance Committee does consider the diversity of its Directors and nominees in terms of knowledge, experience, background, skills, expertise and other demographic factors. We believe that the considerations and the flexibility of our nomination process have created Board diversity of a type that is effective for our Company.

Director Independence

The Board has determined that, other than Mr. Dickerson Wright, our Chairman and Chief Executive Officer, Mr. Alexander A. Hockman, our Chief Operating Officer, President and a Director, and Ms. MaryJo O’Brien, our Executive Vice President, Chief Administrative Officer and a Director, each of the members of the Board is an “independent director” for purposes of the NASDAQ Stock Market (“NASDAQ”) Listing Rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the term applies to membership on the Board and the various committees of the Board. NASDAQ’s independence definition includes a series of objective tests, such as that the Director has not been an employee of the company within the past three years and has not engaged in various types of business dealings with the Company. In addition, as further required by NASDAQ Listing Rules, our Board has made an affirmative subjective determination as to each independent Director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. In making these determinations, the Board reviewed and discussed information provided by the Directors and us with regard to each Director’s business and personal activities as they may relate to the Company and the Company’s management. On an annual basis, each Director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her family, have a direct or indirect material interest.

Based upon all of the elements of independence set forth in the NASDAQ Listing Rules, the Board has determined that each of the following non-employee Directors is independent and has no relationship with the Company, except as a Director and stockholder of the Company: Messrs. Jeffrey A. Liss, William D. Pruitt, Gerald J. Salontai and François Tardan. Mr. Liss will retire from the Board at the 2019 Annual Meeting. The Board has determined that Ms. Laurie Conner, candidate for election as a Director, will qualify as a non-employee “independent director” for purposes of the NASDAQ Listing Rules and Rule 10A-3(b)(1) under the Exchange Act with no relationship with the Company, except as a Director and stockholder of the Company, following her election at the 2019 Annual Meeting.

Board of Directors Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership, and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Our Corporate Governance Guidelines currently provide that the Board may choose to appoint a single person to a combined Chief Executive Officer and Chairman role or appoint a Chairman who does not also serve as Chief Executive Officer. Currently, our Chief Executive Officer also serves as Chairman and, as discussed below, our independent Directors also elect a Lead Independent Director. The Board believes this leadership structure is optimal for the Company at the current time, as it provides the Company with a Chief Executive Officer and Chairman with a long history of service in a variety of positions and who is, therefore, deeply familiar with the history and operations of the Company. The Board also believes that the current leadership structure provides independent oversight and management accountability through regular executive sessions of the independent Directors that are mandated by our Corporate Governance Guidelines and which are chaired by the Lead Independent Director, as well as through a Board composed of a majority of independent Directors.

Lead Independent Director

Mr. Jeffrey A. Liss was elected by our independent Directors to serve as the Lead Independent Director, and he has served in such capacity since March 26, 2013, the effective date of our Registration Statement on Form S-1 filed in connection with our initial public offering. The Lead Independent Director is responsible for, among other things, presiding over periodic meetings of our independent Directors and overseeing the function of our Board and committees of the Board. Mr. Liss will retire from the Board at the 2019 Annual Meeting and our independent directors have appointed Mr. Gerald Salontai to serve as the Lead Independent Director following Mr. Liss’ retirement.

Executive Sessions

Our independent Directors meet periodically in executive session, without the presence of management, including the Chief Executive Officer, who is one of our three current Directors who are not independent. Generally, executive sessions are scheduled as a part of all regular Board meetings, and, in any event, such sessions are held not less than twice during each calendar year. Executive sessions are chaired by our Lead Independent Director. The Chairman of each executive session will report to the Chief Executive Officer, as appropriate, regarding relevant matters discussed in the executive session.

Board of Director’s Role in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also has the responsibility to issue guidelines and policies to govern the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and oversee the performance of our internal audit function as well as cyber-security measures to address risks to our information technology systems, networks and infrastructure from deliberate attacks or unintentional events that could interrupt or interfere with their functionality or the confidentiality of our information. Mr. Jeffrey A. Liss was appointed by the Audit Committee of the Board as the Audit Committee member with primary risk oversight responsibility for cybersecurity issues. Mr. Liss will retire from the Board at the 2019 Annual Meeting and our Audit Committee has appointed Mr. William Pruitt as the Audit Committee member with primary risk oversight responsibility for cybersecurity issues following Mr. Liss’ retirement. Our Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.

Board of Director’s Role in Succession Planning

As provided in our Corporate Governance Guidelines, the Board is responsible for planning for the succession of the position of Chief Executive Officer and other senior management positions. To assist the Board, the Chief Executive Officer shall report periodically to the Board on succession planning. The independent Directors shall consult with the Chief Executive Officer to (1) develop plans for interim succession of the Chief Executive Officer in the event that such officer should become unable to perform his or her duties and (2) assess the qualification of senior officers as potential successors to the Chief Executive Officer.

Stockholder Communications with Directors

Stockholders who wish to communicate with the Board or an individual Director may do so by sending written correspondence by mail, facsimile or email to: the Board or individual Director, c/o the Corporate Secretary of the Company at 200 South Park Road, Suite 350, Hollywood, FL 33021; Fax: (954) 495-2102; Email Address: MaryJo.OBrien@nv5.com. The mailing envelope, facsimile cover letter or email must contain a clear notation indicating that the enclosed correspondence is a “Stockholder Board Communication.” The Corporate Secretary has been authorized to screen such communications and handle differently any such communications that are abusive, in bad taste or that present safety or security concerns. All such communications must identify the author as a stockholder and clearly state whether the intended recipients are all or individual members of the Board. The Corporate Secretary will maintain a log of such communications and make copies of all such communications and circulate them to the full Board or the appropriate Directors.

Indemnification of Directors and Officers

As required by our Amended and Restated Certificate of Incorporation and Bylaws, we indemnify our Directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. We also have entered into agreements with our Directors and officers that contractually obligate us to provide this indemnification.

Policies on Business Conduct and Ethics

All of our employees, including our Chief Executive Officer, Chief Financial Officer and controller, are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. These policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and a commitment to honesty, fair dealing and full compliance with all laws and regulations affecting the Company’s business. Our policies and procedures cover all major areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to laws and regulations applicable to the conduct of our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of our Code of Business Conduct and Ethics. As required by the Sarbanes-Oxley Act of 2002, our Audit Committee has procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The full text of our Code of Business Conduct and Ethics is posted on the “Investors - Corporate Governance” page of our website at www.nv5.com.

We will disclose any future amendments to, or waivers from, provisions of these ethics policies and standards on our website as promptly as practicable, as may be required under applicable SEC and NASDAQ rules and, to the extent required, by filing Current Reports on Form 8-K with the SEC disclosing such information.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that address the composition of the Board, criteria for Board membership and other Board governance matters. These guidelines are available on our website at www.nv5.com on the “Investors - Corporate Governance” page.

Anti-Hedging Policy

We have adopted an insider trading policy that includes an anti-hedging provision restricting the circumstances under which our employees may engage in short sales, maintain shares of our common stock in margin accounts and engage in certain hedging transactions – including zero-cost collars and forward sale contracts – that have the economic effect of locking in a particular value in exchange for future appreciation.

Board and Committee Membership

Meetings of the Board of Directors and Committees

The Board held five (5) meetings during the fiscal year ended December 29, 2018. The Board has three standing committees: the Audit Committee, Compensation Committee and Governance Committee. During fiscal year 2018, each of our Directors attended at least 75% of the total number of meetings of the Board and at least 75% of the total number of meetings of the committees of the Board on which such Director served during that period. Mr. Jeffrey A. Liss, our Lead Independent Director, presided over all executive sessions of our Directors. Mr. Liss will retire from the Board at the 2019 Annual Meeting and our independent directors have appointed Mr. Gerald Salontai to serve as the Lead Independent Director following Mr. Liss’ retirement.

The table below provides membership and meeting information for each of the committees of the Board for fiscal year 2018.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Dickerson Wright	-	-	-
Alexander A. Hockman	-	-	-
MaryJo O’Brien	-	-	-
Jeffrey A. Liss (1)	X	X	Chairman
William D. Pruitt	Chairman	X	X
Gerald J. Salontai (2)	-	Chairman	X
François Tardan	X	-	-
Total meetings during fiscal year 2018	4	3	3

(1) Mr. Liss will retire from the Board at the 2019 Annual Meeting and as a result will cease to serve as a member of the Audit Committee and Compensation Committee and chairman of the Governance Committee. The Nominating Committee has recommended Ms. Laurie Conner, candidate for election as a Director, to serve as a member of the Compensation Committee and Nominating and Governance Committee following her election at the 2019 Annual Meeting to fill the vacancy caused by Mr. Liss’ retirement.

(2) On March 6, 2019, Mr. Gerald J. Salontai was appointed to serve as chairman of the Governance Committee following Mr. Liss’ retirement at the 2019 Annual Meeting.

Audit Committee

The members of the Audit Committee are Messrs. William D. Pruitt (Chairman), Jeffrey A. Liss and François Tardan. Mr. Liss will retire from the Board at the 2019 Annual Meeting and as a result will cease to serve as a member of the Audit Committee. The Nominating Committee recommended and the Board has approved the appointment of Mr. Gerald J. Salontai as a member of the Audit Committee. Each of the members of the Audit Committee is independent for purposes of the NASDAQ Listing Rules and meets the independence standard for audit committee members set out in Rule 10A-3(b)(1) of the Exchange Act. The Board has determined that Mr. William D. Pruitt qualifies as an audit committee financial expert under the rules of the SEC. The functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing its independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing its audit work, reviewing and pre-approving any non-audit services that may be performed by our independent registered public accounting firm, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2 of this 2019 Proxy Statement.

Compensation Committee

The members of the Compensation Committee are Messrs. Gerald J. Salontai (Chairman), Jeffrey A. Liss and William D. Pruitt. Mr. Liss will retire from the Board at the 2019 Annual Meeting and as a result will cease to serve as a member of the Compensation Committee. The Nominating Committee has recommended Ms. Laurie Conner, candidate for election as a Director, to serve as a member of the Compensation Committee following her election at the 2019 Annual Meeting to fill the vacancy caused by Mr. Liss’ retirement. Each of the members of the Compensation Committee is (and Ms. Conner, upon her election, will be) independent for purposes of the NASDAQ Listing Rules. The Compensation Committee is responsible for the design and oversight of our compensation program and policies for our executive officers and non-employee Directors. The Compensation Committee seeks to ensure that the executive pay program reinforces the Company’s compensation philosophy and aligns with the interests of our stockholders. The Compensation Committee also reviews and approves all equity grants under the Company’s 2011 Equity Incentive Plan (as amended, the “2011 Equity Incentive Plan”) and the Company’s Employee Stock Purchase Plan. The Compensation Committee also periodically monitors any potential risks associated with the Company’s compensation program and policies.

Nominating and Governance Committee

The members of the Governance Committee are Messrs. Jeffrey A. Liss (Chairman), William D. Pruitt and Gerald J. Salontai. The Nominating Committee has recommended Ms. Laurie Conner, candidate for election as a Director, to serve as a member of the Governance Committee following her election at the 2019 Annual Meeting to fill the vacancy caused by Mr. Liss’ retirement. Each of the members of the Governance Committee is (and Ms. Conner, upon her election, will be) independent for purposes of the NASDAQ Listing Rules. The Governance Committee considers qualified candidates for appointment and nomination for election to the Board and makes recommendations concerning such candidates, develops corporate governance principles for recommendation to Board and oversees the regular evaluation of our Directors and management.

Committee Charters

Our Board has adopted a written charter for each of the Audit Committee, Compensation Committee and Governance Committee. Each charter is available on our website at www.nv5.com on the “Investors - Corporate Governance” page.

Director Attendance at Annual Meetings

We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by Directors taking into account the Directors’ schedules. All Directors are encouraged to attend the Company’s annual meeting of stockholders absent an unavoidable and irreconcilable conflict. All of the Directors serving at the time of the 2018 annual meeting of stockholders attended such meeting. All of our Directors and candidates for election or re-election, as the case may be, are expected to attend the 2019 Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We have a Board consisting of seven Directors. There are seven nominees for Director to be voted on at the 2019 Annual Meeting. All of the nominees which are current Directors have consented to serve as Directors. Additionally, Ms. Laurie Conner has consented to serve as a Director, subject to her election at the 2019 Annual Meeting. Each Director to be elected will hold office until the next annual meeting and until his or her respective successor is elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. Should a nominee become unable to serve or should a vacancy on the Board occur before the 2019 Annual Meeting, the Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, your shares will be voted for the election of the substitute nominee designated by the Board. In the vote on the election of the Director nominees, stockholders may vote “FOR” nominees or “WITHHOLD” votes from nominees. The seven Director nominees receiving the highest number of “FOR” votes will be elected as Directors. Votes that are withheld, abstentions and broker non-votes will have no effect on the outcome of the election.

The persons appointed by the Board as proxies intend to vote for the election of each of the below Director nominees, unless you indicate otherwise on the proxy or voting instruction card.

Set forth below is biographical and other information about the Director nominees. Following each nominee’s biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Governance Committee and the Board to determine that each nominee should serve as a Director.

Our Board unanimously recommends that you vote “FOR” the nominees named below.

Director Nominees

Name	Age	Position	Director Since
Dickerson Wright	72	Chief Executive Officer and Chairman	September 2011
Alexander A. Hockman	61	Chief Operating Officer, President and Director	January 2015
MaryJo E. O’Brien	56	Director, Executive Vice President, Chief Administrative Officer and Secretary	June 9, 2018
William D. Pruitt	77	Director	March 2013
Gerald J. Salontai	63	Director	March 2013
François Tardan	65	Director	January 2015
Laurie Conner	64	Candidate for Director	Candidate for Director

Dickerson Wright. Mr. Wright has served as Chief Executive Officer and Chairman of the Board of Directors since the Company’s inception in September 2011. Mr. Wright previously served as our President from 2011 until January 1, 2015. Prior to the Company’s inception, Mr. Wright founded NV5 Holdings, Inc. (formerly known as NV5 Global, Inc. and NV5, Inc.), a Delaware corporation and wholly owned subsidiary of ours, in December 2009 and has served as its Chief Executive Officer, President and Chairman of the Board since its inception in December 2009.

Qualifications: Mr. Wright has over 40 years of uninterrupted experience in managing and developing engineering companies. From early 2008 through late 2009, Mr. Wright served as the Chief Executive Officer of Nova Group Services. Prior to joining Nova Group Services, Mr. Wright served as the Chief Executive Officer of Bureau Veritas, U.S. (“BV”), where he was responsible for developing BV’s U.S. operations through strategic acquisitions and follow-on growth. Before Mr. Wright joined BV, it had a minimal presence in the United States; however, by the time Mr. Wright left BV in 2007, its U.S. operations employed 3,200 people in 67 offices and generated $280 million in revenue. Prior to BV, Mr. Wright founded U.S. Laboratories in 1993 and oversaw its growth to 1,000 employees and $80 million in revenue. Mr. Wright led U.S. Laboratories to a successful initial public offering in 1999 (NASDAQ: USLB), and, in 2001, U.S. Laboratories was named as the small cap growth stock of the year. Mr. Wright earned a Bachelor of Science degree in Engineering from Pacific Western University and is a board certified engineer in California.

Our Board believes that Mr. Wright’s experience founding, managing and building engineering and consulting firms into national engineering platforms, including a publicly traded engineering and consulting firm, provides us with highly valuable industry specific business, leadership and management experience.

Alexander A. Hockman. Mr. Hockman has served as a member of our Board of Directors since January 28, 2015 and as our Chief Operating Officer and President since January 1, 2015. Prior to becoming President and Chief Operating Officer, Mr. Hockman served as our Executive Vice President beginning September 2011 and President of NV5 - Southeast beginning February 2010.

Qualifications: Mr. Hockman has approximately 30 years of diverse experience in the fields of construction inspections, materials testing, geotechnical, environmental, waterfront, construction and building envelope consulting. From March 2003 until March 2010, Mr. Hockman served as the Chief Operating Officer of the Construction Materials Testing Division of BV. Further, from 1985 until its acquisition by BV in 2003, Mr. Hockman served as the President of Intercounty Laboratories. Mr. Hockman earned a Bachelor of Science degree in Civil Engineering from Florida International University and is a licensed engineer in Florida.

Our Board believes that Mr. Hockman’s experience in construction inspections, materials testing and industry specific consulting, provides us with highly valuable industry specific business and management experience.

MaryJo O’Brien. Ms. O’Brien has served as a member of our Board of Directors since June 9, 2018 and has served as our Executive Vice President, Chief Administrative Officer and Secretary since September 2011. Prior to her present role, Ms. O’Brien served as Executive Vice President of Human Resources and Administration of NV5 Global, Inc. from January 2010 to September 2011.

Qualifications: Ms. O’Brien has more than 30 years of experience in human resources, administration and the engineering and consulting industry. From March 2008 through November 2009, Ms. O’Brien served as the Director of Human Resources for Nova Group Services, Inc. From 2002 to 2008, Ms. O’Brien held various management positions with BV. Further, Ms. O’Brien served in similar human resources and administrative capacities for Testing Engineers - San Diego and U.S. Laboratories from 1987 to 2002. Ms. O’Brien earned a Bachelor’s degree in Communications and Business Economics from the University of California at San Diego.

Our Board believes that Ms. O’Brien has extensive administrative experience with public and financial accounting matters for corporate organizations and provides significant insight and expertise to our Board on human resources and relations, executive compensation and public company reporting.

William D. Pruitt. Mr. Pruitt has served as a member of our Board since March 26, 2013.

Qualifications: Mr. Pruitt has served as General Manager of Pruitt Enterprises, LP and President of Pruitt Ventures, Inc. since 2000. Mr. Pruitt has approximately 20 years of experience as an independent board member for numerous companies and has held various roles as either member or chairman for these companies’ audit committees. These companies include MAKO Surgical Corp., a developer of robots for knee and hip surgery; Swisher Hygiene, Inc., a hygiene services company; the PBSJ Corporation, an international professional services firm; KOS Pharmaceuticals, Inc., a fully integrated specialty pharmaceuticals company and Adjoined Consulting, Inc., a full-service management consulting firm. From 1980 to 1999, Mr. Pruitt served as the managing partner for the Florida, Caribbean and Venezuela operations of the independent auditing firm of Arthur Andersen LLP. Mr. Pruitt earned a Bachelor of Business Administration degree from the University of Miami and is a Certified Public Accountant, in good standing.

Our Board believes that Mr. Pruitt’s extensive experience with public and financial accounting matters for corporate organizations, as well as experience as a consultant to and Director of other public companies, provides significant insight and expertise to our Board.

Gerald J. Salontai. Mr. Salontai has served as a member of our Board since March 26, 2013.

Qualifications: Mr. Salontai has over 35 years of progressive technical, management and leadership experience in the engineering and construction industry. Mr. Salontai is currently the Chief Executive Officer of Salontai Consulting Group, a management advisory company focused on assisting companies achieve success in the areas of strategy, business management and leadership. From 1998 until 2009, Mr. Salontai served as chairman of the board and Chief Executive Officer of The Kleinfelder Group, Inc., a management, planning, engineering, science and construction services consulting company. Prior to his time at Kleinfelder, Mr. Salontai held a number of management positions in several firms, where his responsibilities included strategy implementation, sales execution, delivery of services, quality, customer satisfaction, and overall profit and loss. Mr. Salontai earned both a Bachelor of Science and Master’s degree in Civil Engineering from Long Beach State University and graduated from the Executive Management Program at the University of California, Berkeley.

 Our Board believes that Mr. Salontai’s past experience, including his substantial experience in governance and risk management across a wide range of industries, provides our Board with a keen understanding and a valuable perspective regarding how to achieve lasting success in the areas of engineering and construction related services.

François Tardan has served as a member of our Board since January 28, 2015.

Qualifications: Mr. Tardan has served as Chief Executive Officer of Leitmotiv Private Equity since 2012. From 1998 to 2011, Mr. Tardan served as Executive Vice President and Chief Financial Officer of BV. During Mr. Tardan’s tenure at BV, revenues grew from €650 million to €3.4 billion and EBITDA margins increased from 8% to 16.5%. Under his leadership, the company also completed more than 100 acquisitions in Asia, North America, Latin America, and Europe and completed a successful IPO in 2007 with a placement exceeding €1 billion. BV shares increased in price from €37.7 to €56 during the time Mr. Tardan was with the company despite the impact of the 2008 financial crisis. Before 1998, Mr. Tardan was President and CEO of Fondasol, a notable European geotechnical firm. François Tardan graduated from Ecole Nationale d’Administration (ENA) in Paris and received his MBA from Ecole des Hautes Etudes Commerciales (HEC).

 Our Board believes that Mr. Tardan’s extensive financial accounting experience with corporate organizations combined with his international leadership experience, provides significant accounting expertise and exceptional global perspective that will aid our Board in making sound decisions regarding our expansion into international markets.

Laurie Conner. Ms. Conner has been nominated as a candidate for election as a member of the Board of Directors at the 2019 Annual Meeting.

Qualifications: Ms. Conner has 35 years of experience in technology companies focusing on strategy, marketing, sales and business development. Ms. Conner has been President and CEO of the Detection Group, a cloud-based IoT technology solution for commercial buildings to reduce water losses, since July 2013. Previously, Ms. Connor served as President of Gazebo Capital Management LLC, a financial technology and investment firm and as Global Vice President of Sales and Marketing for a division of New Focus, a leader in optical networking and photonics. Ms. Conner holds a Bachelor degree in Civil Engineering from Duke University, a Masters degree in Civil & Environmental Engineering from Stanford University and a Masters of Business Administration from the Harvard Business School.

 Our Board believes that Ms. Conner’s years of experience with technology companies combined with her senior managerial experience in sales and marketing provides significant expertise and perspective that will aid our Board in making sound decisions regarding our expansion into new markets.

EXECUTIVE OFFICERS

The following sets forth information regarding our non-director executive officers as of the date of this 2019 Proxy Statement. For information regarding Dickerson Wright, our Chief Executive Officer and Chairman, Alexander A. Hockman, our Chief Operating Officer, President and Director, and MaryJo O’Brien, our Executive Vice President, Chief Administrative Officer and Secretary and Director, see “Proposal No. 1 - Election of Directors” above.

Name	Age	Position
Donald C. Alford	75	Executive Vice President
Richard Tong	50	Executive Vice President and General Counsel
Michael P. Rama	53	Vice President and Chief Financial Officer

Donald C. Alford. Mr. Alford served as a member of our Board from March 26, 2013 to June 9, 2018 when he retired from the Board at the 2018 Annual Meeting. Mr. Alford has served as our Executive Vice President since September 2011 and as the Executive Vice President of NV5 Global, Inc. since February 2010 and is responsible for M&A and other growth initiatives. From February 2007 until February 2010, Mr. Alford held a similar position with Nova Group Services, Inc. From November 2002 to November 2006, Mr. Alford acted as the exclusive M&A agent in the U.S. for BV. Further, from 1998 to 2002, Mr. Alford served as the Executive Vice President and Secretary for U.S. Laboratories. Mr. Alford earned a Bachelor of Arts degree in History from Princeton University and a Master of Business Administration degree from the University of Virginia. Mr. Alford also served as an officer in the U.S. Marine Corps from 1965 until 1968.

Richard Tong. Mr. Tong has served as our Executive Vice President and General Counsel since April 2010. Mr. Tong has approximately 20 years of experience working in the engineering, environmental, consulting, testing and inspection industry. In his capacity as our Executive Vice President and General Counsel, Mr. Tong devotes a considerable amount of time to acquisitions, strategic planning, corporate compliance and legal matters. From November 2008 through November 2009, Mr. Tong served as the Executive Vice President and General Counsel of Nova Group Services, Inc., an engineering and consulting services company. Mr. Tong also served as the Executive Vice President and General Counsel for BV from January 2003 until November 2008 and headed BV’s Legal, Ethics, Compliance, and Risk Management programs in North America. Mr. Tong earned a Bachelor of Science degree in both Biology and Chemistry and a Juris Doctorate degree from the University of Miami and is a licensed attorney in Florida.

Michael P. Rama. Mr. Rama has served as our Vice President and Chief Financial Officer since September 2011 and as the Vice President and Chief Financial Officer of NV5 Holdings, Inc. since August 2011. Mr. Rama has more than 20 years of experience in construction, development and real estate management. Mr. Rama is responsible for all accounting, finance and treasury functions and our SEC reporting. From October 1997 until August 2011, Mr. Rama held various accounting and finance roles with AV Homes, Inc. (formerly known as Avatar Holdings, Inc.) (NASDAQ: AVHI), including Principal Financial Officer, Chief Accounting Officer, and Controller. Mr. Rama’s experience includes SEC reporting, establishment and maintenance of internal controls, capital market transactions, and acquisitions. Mr. Rama earned a Bachelor of Science degree in accounting from the University of Florida and is a Certified Public Accountant.

There are no family relationships among any of our current Directors or executive officers.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 28, 2019. Deloitte & Touche LLP has acted in such capacity since its appointment on June 18, 2015. A representative of Deloitte & Touche LLP is expected to be present at the 2019 Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

We are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 28, 2019. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.

The affirmative vote of a majority of the shares present and entitled to vote either in person or by proxy at the 2019 Annual Meeting is required for approval of this proposal. Broker non-votes will have no effect on the outcome of this proposal, while abstentions will have the effect of a vote “AGAINST” this proposal.

In the event that our stockholders fail to ratify the selection of Deloitte & Touche LLP, it will be considered a recommendation to the Board and the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the appointment for 2019 will stand unless the Audit Committee determines there is a reason to make a change. Even if the selection of Deloitte & Touche LLP as our independent registered public accounting firm is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Our Board unanimously recommends a vote “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2019.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 29, 2018 and December 30, 2017 by Deloitte & Touche LLP:

	Year Ended December 29, 2018	Year Ended December 30, 2017
Audit fees (1)	$1,480,044	$842,865
Audit-related fees (2)	-	70,009
Tax fees (3)	-	-
All other fees (4)	-	-
Total	$1,480,044	$912,874

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements, consultations in connection with acquisitions and issuances of auditor consents and comfort letters in connection with SEC registration statements and related SEC registered and non-registered securities offerings.

(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)

Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All other fees consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has pre-approved all auditing services and permitted non-audit services performed for us by Deloitte & Touche LLP in 2018 and 2017, including the fees and terms thereof (subject to the de minimus exceptions for non-audit services described in the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit).

The Audit Committee has determined that all services performed by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may form and delegate authority to subcommittees of the Audit Committee, consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee currently consists of three Directors, each of whom, in the judgment of the Board, is an “independent director” as defined in the NASDAQ Listing Rules. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A copy of the charter is available on the Company’s website at www.nv5.com on the “Investors - Corporate Governance” page.

As described more fully in its charter, the purpose of the Audit Committee is to:

●	oversee the Company’s relationship with its independent auditors, including appointing or changing the Company’s independent auditors and ensuring their independence;

●	oversee the Company’s accounting and financial reporting processes, the Company’s systems of internal control and audits of the Company’s financial statements; and

●	approve in advance the engagement of the independent registered public accounting firm for all audit and non-audit services.

Management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has:

●	reviewed and discussed the Company’s audited financial statements with management;

●

discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301, Communications with Audit Committees; and

●

received from Deloitte & Touche LLP the written disclosures and the letter regarding its communications with the Audit Committee concerning independence as required by the applicable requirements of the PCAOB and discussed with Deloitte & Touche LLP the firm's independence from our Company and management.

In addition, the Audit Committee has met separately with management and Deloitte & Touche LLP and reviewed and discussed with management and Deloitte & Touche LLP the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte & Touche LLP’s audit of internal control over financial reporting. The Audit Committee discussed with management and Deloitte & Touche LLP the material weakness identified during management’s assessment and the audit and management’s plan for remediation.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 29, 2018 be included in the Company’s 2018 Annual Report on Form 10-K for the year ended December 29, 2018 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE William D. Pruitt (Chairman) Jeffrey A. Liss (1) François Tardan

(1) Mr. Liss will retire from the Board at the 2019 Annual Meeting.

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates such information by reference in such filing and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”

COMPENSATION DISCUSSION AND ANALYSIS

Overview

With NV5 moving from being considered an “emerging growth company,” or “EGC,” under the JOBS Act to a “well known seasoned issuer” for purposes of the SEC’s rules, we are presenting for the first time in this 2019 Proxy Statement an analysis and more detailed description of the Company’s executive compensation philosophy, practices and policies as they concern the officers named below, also referred to as “named executive officers” or “NEOs.” While 2019 may represent the first time we are filing this information publicly – accompanied by a report of the Compensation Committee, as required by SEC rules – please recognize that NV5 has at all times strived to reflect a fundamental “pay for performance” culture regarding executive compensation, which drives the work of both our Compensation Committee members and the members of our management team who support their efforts. Our board and senior management have long observed the primary objectives of NV5’s executive compensation policies to be:

●	Attracting and retaining the best qualified executives to provide both strategic vision and management excellence
●	Aligning the interests of our senior executives with the long-term success of the Company
●	Recognizing and rewarding growth in our business, increasing total shareholder returns and appropriate risk management
●	Motivating our executives to work seamlessly as a team while performing at the highest levels of which they are capable as individuals

NV5 believes that it has been very fortunate to have such stable leadership for as many years as these executives have been working together. Our overall executive compensation philosophy and the related de-emphasis on short-term gains (either for the Company or the executives) has – we believe – played a large role in creating the loyalty, drive and perspective of our management, which in turn has generated remarkable growth and long-term value for our stockholders.

In 2019, we will also be holding our first-ever stockholder advisory vote regarding executive compensation, as part of our move from EGC status. The purpose of this analysis and discussion is to provide our stockholders sufficient information when casting this advisory vote to appreciate all of the elements of our executive compensation program, how the mix of compensation can affect both the NEO involved as well as the whole NV5 organization and why (in certain cases) features which might be helpful or applicable for a different company would not make sense or create the same incentives at NV5. A companion advisory vote is also being presented allowing stockholders a voice in guiding the frequency of our future say-on-pay votes. After careful consideration, we have chosen to recommend that NV5’s stockholders approve a biennial, or every two years, say-on-pay vote. We believe this timing will allow sufficient stockholder engagement regarding executive compensation policies and practices in light of the results of the advisory votes without diverting management’s attention from the strategic and operational goals set for them by the Compensation Commission and our senior management. Should the need for a more or less frequent say-on-pay vote become apparent as a result of that engagement, the Board plans to revisit this recommendation.

For purposes of review and analysis in this 2019 Proxy Statement, our NEOs for all relevant periods are:

Name	Title
Dickerson Wright	Chief Executive Officer and Chairman
Alexander A. Hockman	Chief Operating Officer and President
Richard Tong	Executive Vice President and General Counsel
Donald C. Alford	Executive Vice President
Michael P. Rama	Vice President and Chief Financial Officer

Fiscal 2018 Financial Highlights

●	Fiscal 2018 Gross Revenues – GAAP were $418.1 million, an increase of 26% from $333.0 million compared to fiscal 2017.
●	Net income per fully diluted share for fiscal 2018 was $2.33 per diluted share, an increase of 4.5% from $2.23 per diluted share compared to fiscal 2017.

Strong Stock Price Performance

NV5 has demonstrated a resilient track record of strong growth in cumulative total return for its stockholders since we began trading on NASDAQ in 2013. Our total stockholder return (“TSR”) of 12% in fiscal 2018 contributed to our cumulative TSR of over 740% for the period from fiscal 2013 through fiscal 2018. We compare our TSR to the Russell 2000 Index and the S&P 1500 Construction and Engineering Index, and outperformed both in fiscal 2018 and over the cumulative five-year period. TSR measures the return that we have provided our stockholders, including stock price appreciation and dividends paid (assuming reinvestment thereof).

The material in this chart is not soliciting material, is not deemed filed with the SEC and is not incorporated in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this 2019 Proxy Statement and irrespective of any general incorporation language in such filing.

Compensation Best Practices Highlights

NV5’s executive compensation program has been designed to incorporate many industry best practices, including:

Best Practices in NV5’s Program	Practices We Do Not Engage In
• Pay for performance	• No defined benefit pension plan
• Annual performance-based incentives paid entirely in restricted stock in current periods	• No re-pricing of stock options (none issued since IPO in 2013)
• Two/Three-year vesting period for equity performance-based awards	• No excise tax gross-up provisions in employment agreements
• Modest perquisites
• Use of peer group to benchmark and analyze compensation levels and metrics
• Double-trigger change of control provisions
• NEOs (other than CEO) party to at-will employment contracts
• Anti-hedging and anti-pledging policies

From the Top Down – NV5’s Compensation Philosophy

Our core principle is that good people should be paid well when they do an outstanding job. We also believe that short-term opportunism should be discouraged and therefore have designed our compensation packages to reward informed risk-taking by our senior executives. We apply this philosophy to our entire senior executive team - including our CEO Mr. Wright - who by turn follow these principles when making compensation decisions lower down in the NV5 organization.

By keeping our compensation program competitive yet straightforward, NV5 believes it can attract, motivate and retain a talented and driven team of executive officers who will provide leadership for our continued success in the changing and highly competitive markets we face. We also seek to accomplish these objectives in a way that rewards both company and individual performance and aligns with our stockholders’ long-term interests.

The compensation for our NEOs consists of two primary elements: base salary and annual performance bonuses, the latter of which has been paid entirely in restricted stock in current periods. While we believe that our base salaries provide a fixed level of compensation necessary to attract and retain our executive officers, a significant portion of their compensation is in the form of variable annual performance bonuses.

We do not have specific policies for allocating between cash and non-cash compensation. Rather, the Compensation Committee maintains a balance of performance-based and retention-oriented pay for each executive, considering peer group market data on the mix of pay but also using discretion in making its decisions.

Variable equity awards are designed to reward corporate and individual performance and future share value appreciation in a simple and straightforward manner. NV5’s executive compensation program is also designed to generate noticeable stability within the executive team.

Each NEO is a member of NV5’s executive team and is expected to contribute to the organization’s overall success rather than focus solely on specific objectives within his or her area of responsibility. Given this team-based approach, NV5 considers relative compensation levels among all executive team members to ensure that our compensation programs are applied consistently and equitably.

Benchmarking and Our Place in the Industry

In setting competitive compensation levels, the Compensation Committee considers pay data and information derived from our compensation peer group. Peer group companies were selected primarily based on the following criteria:

●	Companies with similar revenue and market capitalization
●	Companies within the same industry, which includes other professional services organizations
●	Companies that are part of the market from which we compete for talent

In light of differences between larger capitalization engineering companies and very small public companies in our industry, in addition to the publicly traded comparables, we also sought data from larger privately-held companies in the engineering industry. After elimination of “outlier” data and normalizing adjustments, the Compensation Committee reviews the information in the competitive analysis regarding peer executive compensation, our executive compensation and our financial performance in comparison to the selected peers and considers that information, among other things, when it determines total compensation levels.

The Process of Setting Total Compensation, Compensation Mix and Incentive Goals

For 2018, the Compensation Committee made pay decisions based on this annual market assessment of compensation and specific factors about each NEO, including individual performance, experience, internal equity, NV5 results, scope and responsibility and retention.

The Compensation Committee exercises its independent judgment to determine compensation levels for our CEO. Mr. Wright does not participate in the Compensation Committee’s deliberations or decisions about his own compensation. For all other executive officers, the Compensation Committee considers the CEO’s recommendation for setting compensation levels. The Compensation Committee gives considerable weight to the CEO’s evaluation of the other NEOs because of his direct and personal knowledge of each executive’s performance and capabilities. The Compensation Committee approved compensation for the CEO and all other executive officers.

Compensation Committee members have access to certain relevant information due to their position in the industry and will request NV5 management to compile other market information for the Committee’s review. This process generally takes place twice each year: first in March as the Compensation Committee prepares to review base salary levels and fix incentive compensation for the most recently completed fiscal year and again in December as the members meet to determine the annual incentive goals applicable to the NEOs for the upcoming fiscal year. Members of the Compensation Committee usually will convene a third time each year in connection with NV5’s annual meeting of stockholders, which provides another opportunity for them to review and discuss the overall program objectives and effectiveness, as well as review the Committee’s charter, matters relating to compensation consultants and other issues concerning its function more generally.

The Compensation Committee does not set compensation levels or mix to meet any specific market benchmark percentile such as “median peer group compensation.” NV5 believes that while peer group analysis can be helpful in guiding certain compensation determinations, differences between NV5 and the peer group may lead to skewing of results – either upwards or downwards – and also to avoid compensation being awarded in a manner unrelated to or inconsistent with the value created by the NEOs or the overall performance of NV5.

NV5’s annual incentive compensation awards are heavily based on prior year corporate and individual performance, and determined with regard to objective and quantifiable goals discussed in advance with each NEO following the December meeting of the Compensation Committee.

Compensation Elements

As noted above, the primary components of NV5’s executive compensation program are base salary and performance based annual bonuses paid in time-based restricted stock. Each element is described in more detail below.

As a general matter, determination regarding one element of compensation tend not to affect decisions regarding other elements given their different roles and purposes in motivation and retention.

Base Salary

The Compensation Committee seeks to use base salary to provide the NEOs a minimum, fixed level of cash compensation commensurate with their positions, experience, performance and qualifications. Base salary is designed to reward core competence in the executive role. NV5 chooses to pay base salary for talent attraction and retention.

Salaries initially are negotiated and set forth in employment agreements with each of our executive officers and thereafter reviewed annually by the Compensation Committee, generally in March of each year. Salaries consider the performance of the executive, market data adjusted for individual qualifications, job requirements and individual performance. In 2018, the Compensation Committee approved increases in the base salaries of our NEOs as shown in the table below:

Annual Performance Bonus

The Compensation Committee may grant annual cash bonuses under NV5’s annual bonus plan and annual equity incentive awards (“AEIs”) under our 2011 Equity Incentive Plan, approved by our stockholders on March 8, 2013 (the “2011 Plan”). The Compensation Committee eliminated annual cash bonuses beginning in 2015 in favor of all incentive compensation being granted in the form of AEIs comprising time-based restricted stock. The AEIs are used to motivate NEOs to meet and exceed specified operating, financial, strategic, and individual measures, and goals that are expected to contribute to stockholder value creation.

2018 AEI Performance Measures and Targets

The AEIs for NEOs other than the CEO are granted based on the achievement of pre-determined financial metrics (Total Revenues and EBITDA) and individual performance metrics (such as “implementation of enterprise cybersecurity” or “expansion of revolving credit facility”), which are objective and ascertainable. The Compensation Committee approved these metrics at its December 2017 meeting, which are aligned to our long-term operating and financial goals that drive long-term stockholder value. Mr. Wright’s employment agreement vests discretion in the Compensation Committee to consider both personal and Company performance (without regard to specific metrics) when determining AEIs.

Fiscal 2018 Target AEI Opportunities

The following table sets forth each NEO’s target award opportunities, expressed as a percentage of each NEO’s base salary. Generally, no bonus is paid if performance is below the threshold performance goals.

Name	Target Award (%)
Dickerson Wright (1)	-
Alexander A. Hockman	50%
Richard Tong	50%
Donald C. Alford	75%
Michael P. Rama	50%

(1) Mr. Wright’s employment agreement vests discretion in the Compensation Committee to grant bonus amounts without regard to fixed performance metrics.

These targets were derived in part from our 2018 peer group and competitive survey analysis data and in part by the Compensation Committee's judgment on the internal equity of the positions and scope of job responsibilities. The targets are set by the Compensation Committee, and other than in the case of the CEO, are generally within the range set forth in the relevant NEO's employment agreement.

Retirement Benefits

The objective of our 401(k) plan is to assist employees (including our NEOs) with the accumulation of assets to fund their retirement benefits. The 401(k) plan allows us to maintain a to a competitive retirement package.

The 401(k) plan is available to all employees who have completed at least 30 days of service. Our executive officers may participate in the 401(k) Plan. The matching contributions to the 401(k) Plan are discretionary based on the profitability of NV5. When a contribution is made to the 401(k) Plan it is made 100% in cash.

The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As such, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan, and all contributions are deductible by us when made. The 401(k) Plan also allows post-tax contributions. The amounts of our matching contributions for our NEOs for 2018, 2017 and 2016 under the 401(k) Plan are included in the “All Other Compensation” column of the Summary Compensation Table on page 27.

Perquisites

We provide a limited number of perquisites to our NEOs (a car lease or allowance to all NEOs and a reimbursement of certain aircraft related expenses to Mr. Wright) with the objective of attracting and retaining executive officers in a highly competitive market for executive talent.

The total value of perquisites provided to the NEOs during 2018 represented a small fraction of each NEO’s total compensation. These amounts are included in the second to last column of the Summary Compensation Table on page 27 under “All Other Compensation” and related footnotes.

Anti-Hedging and Anti-Pledging Policies

NV5 has a policy prohibiting its directors, management, financial and other insiders from engaging in transactions in NV5 securities or derivatives of NV5 securities that might be considered hedging, or from holding NV5 securities in margin accounts or pledging NV5 securities as collateral for a loan, unless such person demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Prohibition of Re-Pricing without Shareholder Approval

The 2011 Plan contains a prohibition on the repricing of stock options without shareholder approval.

Termination of Employment and Change in Control Agreements

Employment Agreements

We generally negotiate employment agreements with our NEOs. The objective of these arrangements is to secure qualified executive officers for leadership positions in our organization as well as to protect our business and intellectual property by restrictive covenants, including non-competition covenants, contained in the agreements. As of April 11, 2019, we had employment agreements with all our NEOs for their current positions. See “Executive Employment Agreements” below.

Our employment agreements provide for the payment of certain compensation and benefits in the event of termination of an executive’s employment following a change in control of NV5. The amount payable varies depending upon the reason for the payment. Providing for payments upon a change in control helps preserve NV5’s value by reducing any incentive for key executive officers to seek employment elsewhere if a change in control of NV5 is proposed or becomes likely. Moreover, on an ongoing basis, these arrangements help maintain the continuity of our management team, which we view as a driver of shareholder value. See “Change in Control Provisions, Severance Benefits and Employment Agreements,” below for a description of these provisions and a calculation of the amounts that would be payable thereunder if a change in control of NV5 had occurred on December 29, 2018.

Accounting for Share-Based Compensation

Before granting AEIs or other equity-based compensation awards, the Compensation Committee considers the accounting impact of the award as structured and under various other scenarios to analyze the expected impact of the award.

Impact of Tax Treatments of a Particular Form of Compensation

The tax treatment of the elements of our compensation program is one factor considered by the Compensation Committee and management in the design of NV5’s executive compensation program. Prior to 2018, Section 162(m) of the Code limited the annual federal income tax deduction to $1 million for compensation paid to certain executive officers of publicly-held companies. This deduction limitation did not apply if the compensation met certain qualifying performance based requirements. However, the Tax Cuts and Jobs Act of 2017 (TCJA) repealed the performance-based exception effective with the 2018 tax year. Therefore, more of our executive compensation will likely not be tax deductible, although the impact of the loss of this tax benefit may be partially offset by the lower corporate income tax rate applicable under TCJA. Although the Compensation Committee and management considers the impact of Section 162(m) of the Code as well as other tax and accounting consequences when developing and implementing the Company’s executive compensation programs, the Compensation Committee retains the flexibility to design and administer compensation programs that are in the best interests of the Company and its shareholders.

Independent Oversight and Expertise

NV5’s Compensation Committee, which is comprised solely of independent directors, has responsibility for overseeing our executive compensation program. The charter of the Compensation Committee gives it the authority, in its sole discretion and at NV5’s expense, to obtain advice and assistance from external advisors. The Committee may retain and terminate any compensation consultant or other external advisor and has sole authority to approve any such advisor's fees and other terms and conditions of the retention. In retaining its advisors, the Committee must consider each advisor's independence from management.

In 2019, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant. Meridian will assist and advise the Compensation Committee on executive and director compensation matters. Meridian did not perform any services for NV5 or the Compensation Committee in any capacity prior to its engagement in February 2019.

Meridian and the Compensation Committee have the following protocols in place to ensure their independence from management:

●

The Compensation Committee has the sole authority to select, retain, and terminate Meridian, as well as authorize Meridian's fees and determine the other terms and conditions that govern the engagement

●	The Compensation Committee directs Meridian on the process for delivery and communication of its work product, including its analyses, findings, conclusions, and recommendations

●	In the performance of its duties, Meridian is accountable and reports directly to the Compensation Committee

●	The Compensation Committee may consult with Meridian at any time, with or without members of management present, at the Compensation Committee's sole discretion

Prior to engaging Meridian, the Compensation Committee evaluated Meridian’s independence by taking into account the six independence factors set forth under Nasdaq rules applicable to listed companies. The Compensation Committee also obtained a representation letter from Meridian addressing these six factors and certain other matters related to its independence. Based on the Compensation Committee's evaluation of these factors and the representations from Meridian, the Compensation Committee concluded that Meridian is an independent adviser and has no conflicts of interest with us.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis (CD&A) required by Item 402(b) of Regulation S-K with management and, based on its review and these discussions, has recommended to the Board of Directors that the CD&A be included or incorporated by reference in our fiscal year 2018 Annual Report on Form 10-K and this 2019 Proxy Statement.

The Compensation Committee welcomes feedback regarding our executive compensation program. Stockholders may communicate with the Committee by writing to the Compensation Committee Chair, c/o  MaryJo O’Brien, Corporate Secretary.

Gerald Salontai, Chair
Jeffrey A. Liss
William D. Pruitt

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, unless specifically incorporated by reference therein.

EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

The following table sets forth information concerning the compensation earned during the fiscal years ended December 29, 2018, December 30, 2017 and December 31, 2016 by our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (1)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Dickerson Wright	2018	$543,186	$-	$959,613	$-	-	-	$36,706	$1,539,505
Chief Executive Officer and Chairman	2017	$516,355	$-	$559,014	$-	$-	$-	$23,273	$1,098,642
	2016	$483,462	$-	$400,000	$-	$-	$-	$33,595	$917,057
Alexander A. Hockman	2018	$378,846	$-	$299,879	$-	-	-	$17,328	$696,053
Chief Operating Officer and President	2017	$365,000	$-	$174,986	$-	$-	$-	$17,035	$681,914
	2016	$360,385	$-	$112,000	$-	$-	$-	$16,302	$488,687
Richard Tong	2018	$282,633	$-	$209,915	$-	-	-	$2,776	$495,325
Executive Vice President and General Counsel	2017	$273,281	$-	$106,944	$-	$-	$-	$1,129	$381,354
	2016	$262,308	$-	$-	$-	$-	$-	$6,358	$268,666
Donald C. Alford	2018	$295,385	$-	$239,903	$-	-	-	$2,419	$537,707
Executive Vice President	2017	$278,656	$-	$147,810	$-	$-	$-	$497	$426,963
	2016	$263,846	$-	$160,000	$-	$-	$-	$3,797	$427,643
Michael P. Rama	2018	$270,385	$-	$179,927	$-	-	-	$2,289	$452,601
Vice President and Chief Financial Officer	2017	$253,077	$-	$73,877	$-	$-	$-	$2,678	$329,632
	2016	$235,385	$-	$60,000	$-	$-	$-	$2,480	$297,865

(1)

Performance-based bonuses are generally paid under our Bonus Plan and reported as Non-Equity Incentive Plan Compensation. Except as otherwise noted, amounts reported as Bonus represent discretionary bonuses awarded by the Compensation Committee in addition to the amount (if any) earned under the Bonus Plan.

(2)

Represents restricted stock awards granted in 2018, 2017 and 2016 pursuant to our 2011 Equity Incentive Plan. The aggregate grant date fair value of such awards were computed in accordance with Financial Accounting Standards Board ASC Topic 718, Stock Compensation (ASC Topic 718), and do not take into account estimated forfeitures related to service-based vesting conditions, if any. The valuation assumptions used in calculating these values are discussed in Note 13 of the Notes to Consolidated Financial Statements in the Company’s 2018 Annual Report, as filed with the SEC. These amounts do not represent actual amounts paid or to be realized. Amounts shown are not necessarily indicative of values to be achieved, which may be more or less than the amounts shown as awards are subject to time-based vesting.

(3)

Consists of matching contributions to the Company’s 401(k) plan, which may be subject to forfeiture, for Messrs. Wright, Hockman, Tong and Rama, group term life insurance premiums for all Named Executive Officers, reimbursements for Mr. Wright's auto lease payments, and car allowance payments made by us to Mr. Hockman.

For a discussion of the material terms of each NEO’s employment agreement, see the “Executive Employment Agreements” section below.

Pay Ratio Disclosure

As a result of our move from EGC status, and as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our Chief Executive Officer, Mr. Dickerson Wright, to that of our median employee (excluding our Chief Executive Officer). The pay ratio was calculated in a manner consistent with Item 402(u) of Regulation S-K and based upon our reasonable judgment and assumptions. For fiscal year 2018, Mr. Wright’s annual total compensation was $1,539,505, the median employee compensation was $81,968 and our estimate of the CEO pay ratio was 19:1.

To determine our median employee, we reviewed compensation data from the NV5 U.S. employee population on December 21, 2018. The median employee was determined using 2018 W-2 wages for all U.S. employees and equivalent taxable compensation for all non-U.S. employees were excluded as they represented less than 5% of our total employee population. We also excluded employees of CHI Engineering Services, Inc., CALYX Engineers, and Consultants, Inc., CSA (M&E Ltd.) and Butsko Utility Design, Inc. as permitted by SEC rules in light of our acquisition of these companies in 2018. To identify the median employee, earnings during the 52-week period of between December 29, 2017 to December 21, 2018 were reviewed. For employees who worked a partial year because of a hire date that fell after the start of the fiscal year, earnings were annualized. However, earnings were not annualized for casual employees.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all outstanding equity awards previously awarded to our NEOs as of December 29, 2018.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) exercisable	Number of Securities Underlying Unexercised Options (#) unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Dickerson Wright	-	-	-	-	-	51,232	2,983,752	-	-
Richard Tong	-	-	-	-	-	6,414	373,551	-	-
Alexander A. Hockman	-	-	-	-	-	95,368	5,554,232	-	-
Donald C. Alford	-	-	-	-	-	16,473	959,388	-	-
Michael P. Rama	-	-	-	-	-	8,013	466,677	-	-

(1)	The grant dates and vesting dates for such unvested shares are as follows:

	01/02/2015	05/26/2016	07/10/2016	05/31/2017	07/26/2017	05/14/2018	Total No. of Shares
Dickerson Wright	-	20,000	-	15,232	-	16,000	51,232
Richard Tong	-	-	-	2,914	-	3,500	6,414
Alexander A. Hockman	80,000	5,600	-	4,768	-	5,000	95,368
Donald C. Alford	-	8,000	500	3,576	397	4,000	16,473
Michael P. Rama	-	3,000	-	2,013	-	3,000	8,013
Vesting Date	04/01/2019	05/26/2019	07/10/2019	05/31/2020	07/26/2020	05/14/2020
	(four-year cliff vesting)	(three-year cliff vesting)	(three-year cliff-vesting)	(three-year cliff vesting)	(three-year cliff vesting)	(two-year cliff vesting)

(2)	Calculated by multiplying the number of restricted shares of common stock held by $58.24 which is the quoted market price per share of our common stock as of December 28, 2018.

Executive Employment Agreements

We have written employment agreements with each of our NEOs that provide for, among other things, the payment of base salary, reimbursement of certain costs and expenses, and for each NEO’s participation in our bonus plan and employee benefit plans.

We entered into employment agreements with Donald Alford effective August 1, 2010, Richard Tong and Alexander Hockman effective October 1, 2010, Dickerson Wright effective April 11, 2011 and as amended on August 29, 2017 and November 7, 2018, and Michael Rama effective January 25, 2012 that govern the terms of their respective service with us. Mr. Wright’s employment agreement provides for an initial term of five years with automatic successive two-year renewal terms, unless earlier terminated in accordance with the terms of such employment agreement. The employment agreements with each of our other NEOs provide for a term of employment commencing on the date of the agreement and continuing until we or the respective NEO provide 30 days written notice of termination to the other party, upon termination by us for Cause (as defined in each NEOs respective employment agreement), or upon the executive’s death or Disability (as defined in each NEOs respective employment agreement).

Except with respect to certain items of compensation, as described below, the terms of each agreement are similar in all material respects.

The employment agreement with Mr. Wright as amended to date provides for an annual base salary of $551,263, subject to annual review by our Board and subject to an annual increase equal to the greater of a Consumer Price Index adjustment or 5%, and includes provisions relating to Section 409A of the Code. The employment agreement with Mr. Wright entitles him to receive a performance bonus based on criteria established by our Board and to receive reimbursement of all reasonable expenses incurred in connection with our business.

The other NEO employment agreements as amended and modified by annual review by our Board to date, provide for an annual base salary of $300,000 for Mr. Alford, $385,000 for Mr Hockman, $286,000 for Mr. Tong and $275,000 for Mr. Rama, subject to continuing annual review by our Board. Mr. Alford’s agreement entitles him to receive up to a 75% performance bonus based on criteria established upon employment and to receive reimbursement of all reasonable and necessary expenses incurred in connection with our business. Messrs. Tong’s, Hockman’s, and Rama’s respective employment agreements entitle such executive to receive up to a 50% performance bonus based on criteria established upon employment and to receive reimbursement of expenses incurred in connection with our business in an amount not to exceed, on an annual basis, 10% of such executive’s annual base salary.

In 2011, we entered into an amendment to each of Messrs. Alford’s, Tong’s and Hockman’s employment agreements providing that in the event of a Change in Control (as defined below), during the term of such executive’s employments we are obligated to pay such executive a single lump sum payment, within 30 days of the termination of such executive’s employment, equal to such executive’s annual base salary for two years, plus any unused vacation pay and the value of the annual fringe benefits for the year immediately preceding the year in which such executive’s employment terminates, plus the value of the portion of such executive’s benefits under any savings, pension or profit sharing plans that are forfeited under those plans by reason of the termination of such executive’s employment. Further, if a Change in Control occurs during such executive’s employment, then such executive’s equity awards, if any, shall immediately vest, notwithstanding any other provision in such respective equity award agreement to the contrary. A “Change in Control” means approval by our stockholders of (1)(a) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were our stockholders immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of Directors of the reorganized, merged or consolidated company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such transaction, (b) our liquidation or dissolution, or (c) the sale of all or substantially all of our assets (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or (2) the acquisition in a transaction or series or transactions by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of more than 50% of either the then outstanding shares of common stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of Directors (a “Controlling Interest”), excluding any acquisitions by (a) us or our subsidiaries, (b) any person, entity or “group” that as of the date of the amendments to the employment agreements owns beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act of a Controlling Interest, or (c) any employee benefit plan of ours or our subsidiaries.

In 2015, we entered into an amendment to each of Messrs. Alford’s, Hockman’s, Tong’s, and Rama’s employment agreements. The amendments (i) update certain provisions of the employment agreements with respect to Section 409A of the Internal Review Code of 1986, as amended (the "Code"); and (ii) reduce the amount to be paid to in connection with a termination of employment following a Change in Control, so that upon termination, the executive shall be paid: (1) one year of executive's base salary, plus any unused vacation pay for the year immediately preceding the year in which the executive's employment is terminated, which shall be paid in a lump sum; and (2) the monthly COBRA premiums for the executive, for a period of one year following termination.

Each employment agreement entitles the NEO to receive customary and usual fringe benefits generally available to our executive officers, and to be reimbursed for reasonable out-of-pocket business expenses. Pursuant to Mr. Wright’s employment agreement, we have also agreed to pay monthly management fees to a non-related third party, Chatham Enterprises, LLC, relating to an aircraft in which Mr. Wright has an ownership interest.

Except as described below with respect to Mr. Wright’s employment agreement, the employment agreements prohibit the NEOs from engaging in any work that creates an actual conflict of interest with us, and include customary confidentiality, non-competition and non-solicitation covenants that prohibit such executives, during their employment with us and for 12 months thereafter, from (1) using or disclosing any confidential proprietary information of our Company, (2) engaging in any manner, or sharing in the earnings of or investing in, any person or entity engaged in any business that is in the same line of business as us, (3) soliciting our current customers with whom such executive has contact on our behalf during the two years immediately preceding such executive’s termination and, (4) inducing or attempting to induce any of our employees to leave our employ. In addition, during the NEO’s term of employment and thereafter, the NEO shall not interfere with the business of our company by way of disrupting our relationships with customers, agents, representatives or vendors or disparaging or diminishing the reputation of the Company. Mr. Wright’s employment agreement provides that (a) the foregoing non-competition covenant does not apply following the termination of employment if his employment is terminated without Cause or for Good Reason (each as defined below), (b) the foregoing non-solicitation of employees covenant applies with respect to any current employee or any former employee who was employed by us within the prior six months, and (c) the foregoing non-solicitation of customers covenant applies to all actual or targeted prospective clients of ours to the extent solicited on behalf of any person or entity in connection with any business competitive with our business and requires Mr. Wright to keep confidential any information relating in any manner to the Company’s business relationship with such customers. As consideration and compensation to each NEO (except for Mr. Wright) for, and subject to such NEO’s adherence to certain of the above covenants and limitations, we have agreed that during the one-year non-competition period following each such NEO’s termination, we will continue to pay each such NEO’s base salary in the same manner as if such executive continued to be employed by us.

Unless otherwise noted above, and except for the termination payments pursuant to Mr. Wright’s employment agreement as described below, upon termination of employment under the employments agreements, we are only required to pay the terminated NEO such portions of his respective annual base salary that have accrued and remain unpaid through the effective date of such NEO’s termination, and we have no further obligation whatsoever to such NEO other than reimbursement of previously incurred expenses which are appropriately reimbursable under our expense reimbursement policy; provided, however, that in the event of termination of employment due to the death of an NEO, we will continue to pay to such NEO’s estate such NEO’s annual base salary for the period through the end of the calendar month in which such death occurs.

In the event of a merger or consolidation of our Company with another corporation or entity, or if substantially all of our assets are sold or otherwise transferred to another corporation or entity, the provisions of the employment agreements will be binding upon and inure to the benefit of the continuing or surviving corporation.

Change in Control Provisions, Severance Benefits and Employment Agreements

We have not adopted a Company-wide severance policy. With the exception of Mr. Wright’s employment agreement, which provides for an initial term of five years and automatic successive renewal terms as described above, all of our NEOs are considered at-will and their employment can be terminated by either us or the employee upon 30 days written notice. While certain NEOs’ employment agreements contain provisions related to payments due to such NEO upon a Change in Control of our Company, with the exception of Mr. Wright’s employment agreement and the payments to each of the other NEOs during the one-year non-competition period, none of our employment agreements provide for post-termination benefits unrelated to a Change in Control.

The following table sets forth information with respect to the value of payments or vesting acceleration, as applicable, such NEO would be entitled to receive assuming a qualifying termination or Change in Control, as applicable, as of December 29, 2018:

Name and Principal Position	Severance Amount ($)		Early Vesting of Stock Options ($)	Early Vesting of Restricted Stock ($)(1)		Continuation of Benefits ($)	Unused Vacation ($)		Total ($)
Dickerson Wright	2,016,265	(2)	None	$2,983,752	(3)	$41,690	$92,342	(2)	$5,159,668
Richard Tong	286,000		None	$373,551	(4)	$25,178	$27,004		$711,733
Alexander A. Hockman	385,000		None	$5,554,232	(5)	$26,751	$41,251		$6,007,234
Donald C. Alford	300,000		None	$959,388	(6)	$-	$33,173		$1,292,560
Michael P. Rama	275,000		None	$466,677	(7)	$22,896	$30,408		$794,981

(1)	Calculated by multiplying the number of restricted shares of common stock held by $58.24, which is the quoted market price per share of our common stock as of December 28, 2018.

(2)

In accordance with Mr. Wright's Agreement severance inclusive of employer benefit cost upon termination without cause, resignation for good reason, death or disability will be paid for the longer of (i) the remainder of his employment term or (ii) thirty six months.

(3)	Reflects vesting of 51,232 restricted shares of our common stock.

(4)	Reflects vesting of 6,414 restricted shares of our common stock.

(5)	Reflects vesting of 95,368 restricted shares of our common stock.

(6)	Reflects vesting of 16,473 restricted shares of our common stock.

(7)	Reflects vesting of 8,013 restricted shares of our common stock.

Payments made under Mr. Wright’s Employment Agreement

The following discussion applies exclusively to Mr. Wright, our Chairman and Chief Executive Officer.

Upon termination for Cause or resignation without Good Reason. In the event Mr. Wright is terminated for Cause or resigns his employment without Good Reason, we are required pursuant to Mr. Wright’s employment agreement to:

●	Pay Mr. Wright any unpaid base salary earned through the date of termination or resignation; and

●	Reimburse Mr. Wright for reasonable business expenses incurred prior to the date of termination or resignation.

Under Mr. Wright’s employment agreement “Cause” is defined as (1) an action or omission of Mr. Wright which constitutes a willful and material breach of, or failure or refusal (other than by reason of disability) to perform his duties under his employment agreement, which is not cured within 15 days after notice thereof, (2) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services under Mr. Wright’s employment agreement or (3) conviction of a felony. Under Mr. Wright’s employment agreement, “Good Reason” is defined to include (1) the assignment to the executive of any duties or responsibilities inconsistent in any respect with the executive’s position or a similar position in our company or one of our subsidiaries, or any other action by us, which results in a material diminution in such position, authority, duties or responsibilities, (2) any failure by us to comply with certain provisions of Mr. Wright’s employment agreement, (3) a material breach by us of our obligations to Mr. Wright under his employment agreement (which have not been cured within 30 days after notice of such breach from the executive), and (4) our requiring Mr. Wright to be based at any office or location outside of the area for which he was originally hired to work, except where such change in work location does not represent a material change in the geographic location at which Mr. Wright is required to provide services.

Upon termination without Cause, resignation for Good Reason, death or disability. In the event Mr. Wright is terminated without Cause or resigns his employment for Good Reason (including, in either case, following a Change of Control) or dies or becomes disabled, we are required pursuant to Mr. Wright’s employment agreement to:

●	Pay Mr. Wright any unpaid base salary earned through the date of termination or resignation

●	Continue to pay Mr. Wright’s base salary for the longer of (1) the remainder of his employment term or (2) thirty six months

●

Continue to provide Mr. Wright with the benefits he was receiving prior to termination for a period of time equal to (1) the remainder of this employment term or (2) thirty six months,, if participation in any such plan is not possible, Mr. Wright would have the option to elect continuation of such benefits under COBRA. In the event the Company is unable to provide such benefits then the Company shall pay the Mr. Wright (or his estate, as applicable) cash equal to the value of the benefit that otherwise would have accrued for the executive’s benefit under such plan for the period during which such benefits could not be provided under the plan

●	Reimburse Mr. Wright for reasonable business expenses incurred prior to the date of termination or resignation

●	Pay Mr. Wright (or his estate, as applicable) for any unused vacation days within 30 days of the date of termination or resignation

Upon Mr. Wright’s termination without Cause (including following a Change of Control) or in the event Mr. Wright resigns for Good Reason following a Change of Control, Mr. Wright’s stock options shall immediately vest, notwithstanding any provisions of such stock option agreements to the contrary.

A “Change in Control” will be deemed to occur pursuant to Mr. Wright’s employment agreement in the event the stockholders of our Company approve (1) the sale of substantially all of our assets, (2) our liquidation or dissolution or (3) a merger or other similar transaction which would result in our stockholders prior to the transaction owning 50% or less of the combined voting power of the merged entity immediately following the transaction. In addition, with certain exceptions, a Change in Control will be deemed to occur upon any person or group’s acquisition of more than 50% of our outstanding shares of common stock or voting power.

Under the provisions of Mr. Wright’s employment agreement, if a Change in Control occurs during his term of employment, any stock options held by Mr. Wright shall immediately vest, notwithstanding any provisions of such stock option agreements to the contrary.

Compensation of Directors

We pay our non-employee Directors an annual cash retainer of $40,000 for their Board service, payable in quarterly cash installments, or in common stock of the Company, at the Director's sole discretion. Each non-employee Director may elect once a year to receive stock in lieu of the cash retainer. In addition, each non-employee Director receives, upon his or her initial appointment to our Board and each subsequent election to serve an additional one-year term, an equity award under our 2011 Equity Incentive Plan of 1,000 restricted stock units. Such equity awards are subject to a one-year vesting requirement and are made by our Board within one week of such appointment or election. We reimburse all of our Directors for reasonable expenses incurred to attend our Board and Board committee meetings.

The following table sets forth information concerning the compensation earned during fiscal year 2018 by each individual who served as a non-employee Director at any time during the fiscal year 2018:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey A. Liss	$40,000	(1)	$74,000	–	–	–	–	114,000
William D. Pruitt	$40,000	(3)	$74,000	–	–	–	–	114,000
Gerald J. Salontai	$40,000	(1)	$74,000	–	–	–	–	114,000
François Tardan	$40,000	(2)	$74,000	–	–	–	–	114,000

(1)	Reflects $40,000 retainer payable at the director’s request in common stock and cash. Mr. Liss will retire from the Board at the 2019 Annual Meeting.

(2)	Reflects $40,000 retainer payable at the director’s request in common stock.

(3)	Reflects $40,000 retainer payable at the director’s request in cash.

(4)

Reflects grant date value of 1,000 restricted stock units granted on July 13, 2018 to each such Director, which each vest on June 7, 2019 but are not issuable to each such Director until the earlier of (i) such Director’s separation from service to the Company, (ii) immediately prior to consummation of a Change of Control (as defined in the Restricted Stock Units Agreement, dated July 10, 2015, between the Company and each such Director), or (iii) July 13, 2021.

Equity Incentive Compensation Plan Information

We currently maintain one compensation plan, the 2011 Equity Incentive Plan, that provides for the issuance of our common stock to officers and other employees, Directors and consultants, which has been approved by our stockholders. As of December 29, 2018, 1,020,400 shares of common stock are authorized and reserved for future issuance under the 2011 Equity Incentive Plan. The shares available are not reduced by awards settled in cash or by shares withheld to satisfy tax withholding obligations. Only the net number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares are deducted from the shares available under the 2011 Equity Incentive Plan.

The following table sets forth information regarding outstanding rights and shares reserved for future issuance under the 2011 Equity Incentive Plan as of December 29, 2018:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	12,000(1)	-(2)	1,020,400(3)
Equity compensation plans not approved by stockholders	-	-	-
Total	12,000	-	1,020,400

(1)

Consists of shares that may be issued under restricted stock unit awards under the 2011 Equity Incentive Plan. The Company also has 614,911 shares of unvested restricted common stock outstanding, which are not included in column (a).

(2)	The weighted average exercise price does not take into account the shares issuable for no consideration upon the vesting and delivery of outstanding restricted stock unit awards.

(3)

The number of shares of our common stock authorized and reserved for issuance under the 2011 Equity Incentive Plan automatically increases on each January 1 from 2014 through 2023, by an amount equal to the smaller of (i) 3.5% of the number of shares issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by our Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has a written policy with respect to transactions involving related persons, the Policies and Procedures with Respect to Transactions with Related Persons. Pursuant to such policy, our executive officers, Directors and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related person transaction with us (as described below) without the prior consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, Director, principal stockholder or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration and approval. All of our Directors and executive officers are required to report to our General Counsel or Chairman of the Audit Committee any such related person transaction. In approving or rejecting the proposed agreement, our Audit Committee considers the facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a Director’s independence. Our Audit Committee approves only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as our Audit Committee determines in the good faith exercise of its discretion. Under the policy, if we discover related person transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

We have entered into indemnification agreements with our officers and Directors containing provisions that require us, among other things, to indemnify our officers and Directors against certain liabilities that may arise by reason of their status or service as officers or Directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Except for the compensation arrangements and other arrangements described in “Executive Compensation” elsewhere in this 2019 Proxy Statement, there were no transactions since December 31, 2017, and there is not currently proposed any transaction or series of similar transactions to which we were or will be a party, in which the amount involved exceeded $120,000 in which any Director, any executive officer, any holder of 5% or more of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 29, 2018, the members of our Compensation Committee were Gerald J. Salontai, Jeffrey A. Liss and William D. Pruitt. During the year ended December 29, 2018, none of the members of our Compensation Committee were employees of the Company, or formerly served as an officer of the Company Further, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our Compensation Committee during the fiscal year ended December 29, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of the Record Date by (i) each stockholder who is known by us to beneficially own more than 5% of our common stock, (ii) each of our Directors and Director nominees, (iii) each of our Named Executive Officers listed in the “Summary Compensation Table” included elsewhere in this 2019 Proxy Statement, and (iv) all of our Directors, Director nominees and executive officers as a group.

The information in the following table has been presented in accordance with the rules of the SEC. Under such rules, beneficial ownership of a class of capital stock includes any shares of common stock of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option, warrant, or other right. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. Except as otherwise indicated, the address of each of the individuals and entities named below is 200 South Park Road, Suite 350, Hollywood, Florida 33021.

	Beneficially Owned (1)
	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
Directors, Director Nominees and Named Executive Officers:
Donald C. Alford (4)	43,266	*
Alexander A. Hockman (5)	201,767	1.6%
Jeffrey A. Liss (6)	32,645	*
William D. Pruitt (7)	26,641	*
Michael P. Rama (8)	29,300	*
Gerald J. Salontai (9)	32,233	*
François Tardan (10)	6,203	*
Richard Tong (11)	37,033	*
Dickerson Wright (12)	1,982,685	15.8%
MaryJo E. O’Brien (13)	72,647	*
Laurie Conner	-	-
All Directors, Director Nominees and executive officers as a group (11 persons) (14)	2,464,420	19.62%

5% Holders
Blackrock, Inc. (15)	672,508	5.4%

*	Less than 1%.
(1)

Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the following footnotes to this table.

(2)	Under the rules of the SEC, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or warrants.

(3)

Calculated on the basis of 12,565,115 shares of common stock outstanding as of the Record Date. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.

(4)

Includes: (i) 16,473 shares of restricted stock which are forfeitable until vested, and (ii) 6,000 shares of our common stock held by Mr. Alford’s spouse’s IRA, of which Mr. Alford disclaims beneficial ownership.

(5)	Includes 15,368 shares of restricted stock which are forfeitable until vested.

(6)

Includes 21,000 shares of our common stock held by the Nancy J. Liss Revocable Trust, dated 12/14/1999, of which Mr. Liss is a trustee, and 11,645 shares of common stock held by Mr. Liss. Mr. Liss disclaims beneficial ownership of the shares held by the trust except to the extent of his pecuniary interest therein. Includes 1,000 restricted stock units that will vest in full on June 7, 2019 (subject to Mr. Liss’ continued service as a Director as of such date), 1,000 restricted stock units that vested in full on June 8, 2018, 1,000 restricted stock units that vested in full on June 8, 2017, and 805 restricted stock units that vested in full on June 3, 2016. Once vested, the shares underlying the restricted stock units are not issuable to Mr. Liss until the earlier of (x) his separation from service as a Director, (y) immediately prior to consummation of a Change of Control (as defined in the restricted stock units agreement), or (z) July 13, 2021 (for the restricted stock units that will vest on June 7, 2019), July 24, 2020 (for the restricted stock units that vested on June 8, 2018), July 8, 2019 (for the restricted stock units that vested on June 9, 2017) or July 10, 2018 (for the restricted stock units that vested on June 3, 2016), but are no longer subject to any conditions. Mr. Liss will retire from the Board at the 2019 Annual Meeting and accordingly all of his vested shares will be issuable upon his separation from service.

(7)

Includes 16,000 shares of our common stock held by Pruitt Enterprises, LP. Mr. Pruitt is the President of Pruitt Ventures, Inc., which is the general partner of Pruitt Enterprises, LP and has voting and dispositive power with respect to these shares and 8,641 shares of common stock held by Mr. Pruitt. Mr. Pruitt disclaims beneficial ownership except to the extent of any indirect pecuniary interest therein. Includes 1,000 restricted stock units that will vest on June 7, 2019 (subject to Mr. Pruitt’s continued service as a Director as of such date), 1,000 restricted stock units that vested on June 8, 2018, 1,000 restricted stock units that vested in full on June 8, 2017, and 805 restricted stock units that vested in full on June 3, 2016. Once vested, the shares underlying the restricted stock units are not issuable to Mr. Pruitt until the earlier of (x) his separation from service as a Director, (y) immediately prior to consummation of a Change of Control (as defined in the restricted stock units agreement), or (z) July 13, 2021 (for the restricted stock units that will vest on June 7, 2019), July 24, 2020 (for the restricted stock units that vested on June 8, 2018), July 8, 2019 (for the restricted stock units that vested on June 9, 2017), or July 10, 2018 (for the restricted stock units that vested on June 3, 2016),but are no longer subject to any conditions.

(8)	Includes 8,013 shares of restricted stock which are forfeitable until vested.

(9)

Includes 2,750 shares of our common stock held by Mr. Salontai’s spouse, as to which he disclaims beneficial ownership and 29,483 shares of common stock held by Mr. Salontai. Includes 1,000 restricted stock units that will vest on June 7, 2019 (subject to Mr. Salontai’s continued service as a Director as of such date) 1,000 restricted stock units that vested on June 8, 2018, 1,000 restricted stock units that vested in full on June 8, 2017, and 805 restricted stock units that vested in full on June 3, 2016. Once vested, the shares underlying the restricted stock units are not issuable to Mr. Salontai until the earlier of (x) his separation from service as a Director, (y) immediately prior to consummation of a Change of Control (as defined in the restricted stock units agreement), or (z) July 13, 2021 (for the restricted stock units that will vest on June 7, 2019), July 24, 2020 (for the restricted stock units that vested on June 8, 2018), July 8, 2019 (for the restricted stock units that vested on June 9, 2017), July 10, 2018 (for the restricted stock units that vested on June 3, 2016), but are no longer subject to any conditions.

(10)

Includes 5,675 shares of common stock held by Mr. Tardan. Includes 1,000 restricted stock units that will vest on June 7, 2019 (subject to Mr. Tardan’s continued service as a Director as of such date), 1,000 restricted stock units that vested on June 8, 2018, 1,000 restricted stock units that vested in full on June 8, 2017, and 2,465 restricted stock units that vested in full on June 3, 2016. Once vested, the shares underlying the restricted stock units are not issuable to Mr. Tardan until the earlier of (x) his separation from service as a Director, (y) immediately prior to consummation of a Change of Control (as defined in the restricted stock units agreement), or (z) July 13, 2021 (for the restricted stock units that will vest on June 7, 2019), July 24, 2020 (for the restricted stock units that vested on June 8, 2018), July 8, 2019 (for the restricted stock units that vested on June 9, 2017), and July 10, 2018 (for the 805 restricted stock units that vested on June 3, 2016), but are no longer subject to any conditions.

(11)	Includes 6,414 shares of restricted stock which are forfeitable until vested.

(12)

Includes: (i) 746,157 shares of Common Stock held by the Wright Family Trust dated December 12, 1990; (ii) 309,132 shares of Common Stock held by the The Lauren Wright Trust UAD the Dickerson Wright 2010 GRAT dated June 28, 2010; (iii) 135,978 shares of Common Stock held by the The Stephanie Wright Trust UAD the Dickerson Wright 2010 GRAT dated June 28, 2010; (iv) 309,132 shares of Common Stock held by the The Lauren Wright Trust UAD the Katherine Wright 2010 GRAT dated June 28, 2010; and (v) 309,132 shares of Common Stock held by the The Stephanie Wright Trust UAD the Katherine Wright 2010 GRAT dated June 28, 2010.

(13)	Includes 11,679 shares of restricted stock which are forfeitable until vested.

(14)	See footnotes 4 through 13 above.

(15)

The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055. Based on a Schedule 13G filed on February 8, 2019 (the “Blackrock 13G”). According to the BlackRock 13G, includes sole voting power with respect to 672,508 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 672,508 shares, and shared dispositive power with respect to 0 shares.

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our stockholders with the opportunity to cast a non-binding advisory vote, commonly known as “say on pay,” to approve the compensation of our named executive officers as disclosed in the “Executive Compensation” section of this 2019 Proxy Statement in accordance with Securities and Exchange Commission rules. As described more fully in this 2019 Proxy Statement, our executive compensation program is designed to attract, motivate and retain our named executive officers with the skills required to formulate and drive NV5’s strategic direction and achieve annual and long-term performance goals necessary to create stockholder value. The program seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value. NV5’s Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

NV5 is asking its stockholders to indicate their support of the Company’s executive compensation as described in this 2019 Proxy Statement. This say on pay proposal gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and procedures described in this 2019 Proxy Statement. The vote is advisory, and therefore is not binding on the Company, our Board or our Compensation and Nominating Committee in any way.

The Company is presenting the following resolution, which gives you as a stockholder the opportunity to endorse or not endorse our pay program for named executive officers by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. While our Board of Directors intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed in the compensation tables and the related disclosure contained in the 2019 Proxy Statement set forth under the caption “The Board Election Proposal—Executive Compensation”.”

Our Board unanimously recommends a vote in favor of the forgoing resolution by voting “For” this proposal.

PROPOSAL NO. 4

THE SAY ON PAY FREQUENCY PROPOSAL

The Company is presenting the following resolution, which gives you as a stockholder the opportunity to inform the Company as to how often you wish the Company to include a proposal, similar to Proposal 3, in our 2019 Proxy Statement. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. While our Board of Directors intends to carefully consider the stockholder vote resulting from the resolution, the final vote will not be binding on us and is advisory in nature.

“RESOLVED, that the stockholders wish the Company to include an advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934 every:

●	one year

●	two years; or

●	three years.

Our Board unanimously recommends a vote in favor of the advisory vote on executive compensation every two years.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and Directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person. Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, Directors and greater-than-10% stockholders during the fiscal year ended December 29, 2018 were timely filed.

STOCKHOLDER PROPOSALS OR NOMINATIONS TO BE PRESENTED AT NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2020 annual meeting of stockholders (the “2020 Annual Meeting”). These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to the Corporate Secretary at our principal executive offices no later than the close of business on December 19, 2019 (120 days prior to the anniversary of this year’s mailing date). Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.

Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Governance Committee reviews all stockholder proposals and makes recommendations to the Board for actions on such proposals. For information on qualifications of Director nominees considered by our Governance committee, see the “Corporate Governance” section of this 2019 Proxy Statement.

In addition, our Bylaws provide that any stockholder intending to nominate a candidate for election to the Board or to propose any business at the 2020 Annual Meeting, other than non-binding proposals presented pursuant to Rule 14a-8 under the Exchange Act, must give notice to the Corporate Secretary at our principal executive offices, not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include the information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder’s ownership of and agreements related to our stock. If the 2020 Annual Meeting is held more than 30 days before or after the first anniversary of the date of the 2019 Annual Meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2020 Annual Meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. We will not entertain any proposals or nominations at the meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any stockholder proposal or nomination. Our Bylaws are posted on the “Investors - Corporate Governance” page of our website at www.nv5.com. To make a submission or request a copy of our Bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

TRANSACTION OF OTHER BUSINESS

As of the date of this 2019 Proxy Statement, the Board knows of no other business that will be conducted at the 2019 Annual Meeting other than as described in this 2019 Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding the Company’s stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our proxy materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our proxy materials mailed to you, please submit a request to our Corporate Secretary, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s 2019 Annual Meeting, you should follow the instructions included in the proxy materials that were sent to you. You can also contact our Corporate Secretary at (954) 495-2112 if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND 2018 Annual Report TO STOCKHOLDERS

The Company is required to provide a copy of the 2018 Annual Report to stockholders who receive this 2019 Proxy Statement. The Company will also provide copies of the 2018 Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the 2018 Annual Report, along with copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018 (not including documents incorporated by reference) are available, without charge, to stockholders upon written request to the Company as follows:

NV5 Global, Inc.
Attention: Corporate Secretary
200 South Park Road, Suite 350
Hollywood, Florida 33021

You may view the Company’s filings with the SEC and the proxy materials by visiting the Company’s website at www.nv5.com on the “SEC Filings” and “Annual Reports” sections of the “Investors” page.

By order of the Board of Directors

/s/ MaryJo O’Brien

MaryJo O’Brien
Corporate Secretary

April 11, 2019

NV5

VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 4:00 p.m., Eastern Time, on June 7, 2019.

Online
Go to **www.envisionreports.com/NVEE** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.envisionreports.com/NVEE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, and 3 and "2-YEARS" for Proposal 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Dickerson Wright	☐	☐	02 - Alexander A. Hockman	☐	☐	03 - MaryJo E. O'Brien	☐	☐
04 - Laurie Conner	☐	☐	05 - William D. Pruitt	☐	☐	06 - Gerald J. Salontai	☐	☐
07 - Francois Tardan	☐	☐						

4. To conduct a non-binding vote to determine the frequency of executive compensation vote. 3 Years ☐ 2 Years ☐ 1 Year ☐ Abstain ☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT
1 U P X 4 1 5 3 8 2

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03IMHC

This Proxy Statement and our Annual Report for the Year Ended December 29, 2018 are available at www.edocumentview.com/NVEE

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/NVEE

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — NV5 Global, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Dickerson Wright and Richard Tong, each with power of substitution, are hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of NV5 Global, Inc. to be held on Saturday, June 8, 2019 at 9:00 a.m., local time, at the Red Rock Casino Resort & Spa, located at 11011 W. Charleston Blvd., Las Vegas, Nevada 89135, or any postponements or adjournments thereof, as indicated on the reverse side.

The undersigned also appoints the proxies to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

All of the above as set forth in the proxy statement, dated April 11, 2019. Receipt of the proxy statement and Annual Report for the year ended December 29, 2018 is hereby acknowledged.

The shares represented by this proxy will be voted on Proposals 1, 2, 3 and 4 as directed by the stockholder, but if no direction is indicated, will be voted **FOR** Proposals 1, 2, 3 and "2 YEARS" for Proposal 4.

If you plan to attend the 2019 annual meeting, you can obtain directions to the Red Rock Casino Resort & Spa from the hotel's website at https://redrock.sclv.com/Contact Us.

Please date, sign and mail this proxy in the enclosed envelope, which requires no postage if mailed in the United States.

(Continued and to be signed on the reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting. ☐